Exhibit 99.1

Avalon GloboCare Eliminates Majority of Debentures Through $2.6 Million Conversion, Strengthening Balance Sheet, Reduces Overhang

Conversion Improves Capital Structure, and Reinforces Nasdaq Compliance, Enhancing Shareholder Value

Company Believes That Substantially All of the Converted Shares Have Been Sold

FREEHOLD, N.J., February 2, 2026 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a diversified company focused on the development of precision diagnostic consumer products and generative AI publishing and software, today announced the conversion of the majority of its outstanding debentures, significantly strengthening the Company’s balance sheet.

The debentures originated from a June 2024 institutional investor convertible note financing with an aggregate principal amount of $2.8 million. Of this amount, $288 thousand of principal was repaid in cash, while the remaining $2.6 million of principal was converted into shares of Avalon’s common stock in accordance with the terms of the debentures, eliminating the majority of Avalon’s outstanding debt. The Company believes that substantially all of the converted shares have been sold.

The Company believes the debenture conversion removes a significant balance-sheet overhang, improves financial transparency, and supports long-term shareholder value creation as Avalon continues advancing its diagnostic, intellectual property, and AI-driven initiatives.

“This conversion represents a meaningful milestone for Avalon,” said Meng Li, Avalon’s Interim Chief Executive Officer and Chief Operating Officer. “By substantially reducing debt, we have strengthened our capital structure, enhanced capital efficiency, and improved our overall financial flexibility. Importantly, this progress aligns with our recent return to compliance with Nasdaq’s minimum stockholders’ equity requirement and positions us to execute our strategic growth initiatives with greater confidence.”

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a diversified company focused on the development of precision diagnostic consumer products, the advancement of intellectual property in generative artificial intelligence publishing and software. Avalon is currently marketing the KetoAir™ breathalyzer device and plans to develop additional diagnostic uses of the breathalyzer technology. The KetoAirTM is registered with the U.S. Food and Drug Administration as a Class I medical device. The Company also continues to focus on advancing its intellectual property portfolio through existing patent applications. In addition, Avalon owns and operates commercial real estate.

For more information about Avalon, please visit www.avalon-globocare.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of its products and the product’s ability to compete with other similar products. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the SEC, accessible through the SEC’s website (http://www.sec.gov), including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com